Exhibit 99.2

FOR IMMEDIATE RELEASE	CONTACTS:
Paul Merrild
Vice President, Marketing
617.779.7704
pmerrild@amicas.com

Kevin Burns
Senior Vice President and CFO
617.779.7855
kburns@amicas.com
AMICAS ANNOUNCES COMPLETION OF MERGER WITH EMAGEON

Strategic acquisition will significantly expand AMICAS’ presence in the image and information management market
Boston, MA — April 2, 2009 — /PRNewswire/ — AMICAS, Inc. (NASDAQ: AMCS) a leader in radiology and medical image and information management solutions, today announced that it has completed the acquisition of Emageon Inc. (NASDAQ: EMAG).
“AMICAS and Emageon have a shared vision that is focused on providing outstanding image and information management solutions in healthcare,” said Stephen Kahane MD, president, chief executive officer, and chairman of AMICAS. “We at AMICAS are extremely excited about joining forces with Emageon, and we believe that our combined offerings are in line with the future of imaging and will result in great innovation for our combined customer base and the future of the market.”
AMICAS’ acquisition of Emageon will create a leading healthcare IT vendor, with more than 1,000 customers, that offers one of the most comprehensive image and information management solutions on the market. The combined solution suite will include radiology PACS, cardiology PACS, radiology information systems, cardiology information systems, revenue cycle management systems, referring physician tools, business intelligence tools, and electronic medical record-enabling enterprise content management capabilities.
“Emageon’s significant market presence in providing radiology and cardiology IT solutions to large IDNs complements AMICAS’ comprehensive solutions for radiology practices, imaging centers, and hospitals,” said Keith Stahlhut, acting chief operating officer at Emageon.
“Together, we have a presence in virtually every location where imaging services are provided to patients. We will be able to offer a comprehensive set of solutions to meet virtually every image and information management need healthcare providers have when they are delivering the best quality of healthcare possible to their patients — while managing their business in an optimal manner,” said Dr. Kahane.
As a result of the statutory merger completed today, AMICAS now owns 100 percent of Emageon Inc. AMICAS had previously purchased 88 percent of the Emageon common stock outstanding pursuant to the tender offer which expired on April 1, 2009. Pursuant to the merger, Emageon shareholders who did not tender their shares (other than those shareholders who properly exercise their dissenters’ rights), will receive the same $1.82 per share in cash, without interest and less any required withholding taxes, that was paid to shareholders in the tender offer. With the completion of the merger, Emageon has become a wholly-owned subsidiary of AMICAS, and Emageon shares will cease to be traded on The NASDAQ Global Market.
AMICAS plans to discuss the acquisition with investors no later than the next scheduled quarterly earnings call, which is expected to be scheduled in early May.

About AMICAS, Inc.
AMICAS, Inc. (www.amicas.com) is a leader in radiology and medical image and information management solutions. The AMICAS One Suite(TM) of products provides a complete, end-to-end solution for imaging centers, ambulatory care facilities, and radiology practices. Acute care and hospital clients are provided with a fully integrated, hospital information system-independent PACS that features advanced enterprise workflow support and scalable design. Complementing the AMICAS solution suite is AMICAS Professional Services(TM), a set of client-centered professional and consulting services that assist our customers with a well-planned transition to a digital enterprise.
Safe Harbor Statement
Except for the historical information herein, the matters discussed in this release include forward-looking statements. In particular, the forward-looking statements contained in this release include statements about our anticipated operations following our acquisition of Emageon. When used in this press release, the words: believes, intends, plans, anticipates, expects, estimates, and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions, and uncertainties that could cause actual results to differ materially which include, but are not limited to, the following: difficulties in integrating the two companies; difficulties in achieving the desired cost savings and avoiding disruption to the acquired business; confusion and purchasing delays among potential customers caused by uncertainties relative to the acquisition; difficulties in selling either company’s products into the other company’s customer base; disruptions to the acquired company’s operations caused by the acquisition; and those factors set forth in AMICAS’ most recent filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” of our most recent annual report on Form 10-K, and subsequent quarterly reports on Form 10-Q. All forward-looking statements in this release are qualified by these cautionary statements and are made only as of the date of this release. AMICAS is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

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